Exhibit 10.2

CONFIDENTIAL

Certain confidential information contained in this document, marked by [**], has been omitted because ADC
Therapeutics SA (ADCT) has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA (ADCT) if publicly disclosed.

Amendment# 1

to the Second Amended and Restated License Agreement dated May 9, 2016

This Amendment# 1 (“Amendment #1”) dated 19 September 2018 (“Amendment Effective Date”) is made by and between ADC Products (UK) Ltd., with registered address at registered office is at 4th Floor, Reading Bridge House, George Street, Reading, Berkshire RG l 8LS, United Kingdom (“ADCP”), ADC Therapeutics SA, with registered address at Route de la Corniche 3B, 1066 Epalinges, Switzerland (“ADCT”), and Medimmune Ltd., with registered office at Milstein Building, Granta Park, Cambridge CB21 6GH (“Medlmmune”), each hereinafter individually referred to as “Party” and jointly as “Parties”.

WHEREAS, the Parties executed a Second Amended and Restated License Agreement on May 9, 2016 (“License Agreement”), amending and restating the First Amended and Restated License Agreement dated October 14, 2013 which amended the Original License Agreement dated September 1, 2011;

WHEREAS, the Parties wish to amend the License Agreement according to the terms and conditions of this Amendment #1;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the Parties agree as follows

1.	The Parties agree to cancel, delete and replace Section 2.3.3. of the License Agreement with the following new Section 2.3.3:

“2.3.3 Replacement of Licensed Targets. ADCT may, at its discretion at any time until and including [**], replace the Approved Target of any Commercial License with another Approved Target (selected in accordance with Section 2.3.1) provided that in aggregate the number of replacements for all (a) ADC Commercial Licenses shall not exceed eleven (11), and (b) Non-ADC Commercial Licenses shall not exceed ten (10).”

2.	Unless they are defined in this Amendment #1, all terms used with a capital and not defined herein shall have the meaning set forth in the License Agreement.

3.
All other terms and conditions of the License Agreement shall remain in full force and effect. In the event of any conflict between this Amendment #1 and the License Agreement, this Amendment #1 shall prevail.

4.	This Amendment #1 shall enter into force on the Amendment Effective Date set forth above and shall be governed by English law.

IN WITNESS WHEREOF, the Parties have executed this Amendment #l on the Amendment Effective Date.

[Signature page follows]

CONFIDENTIAL

ADC PRODUCTS (UK) LTD.		ADC THERAPEUTICS SA

By:	/s/ Michael Forer	By:	/s/ Chris Martin
Name:	Michael Forer	Name:	Chris Martin
Title:	Director	Title:	CEO

MEDIMMUNE LTD.

By:	/s/ C S Winter
Name:	Christopher S. Winter
Title:	Authorised Signatory

Certain confidential information contained in this document, marked by [**], has been omitted because ADC
Therapeutics SA (ADCT) has determined that the information (i) is not material and (ii) would likely cause competitive harm to ADC Therapeutics SA (ADCT) if publicly disclosed.